   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2000


                                                      REGISTRATION NO. 333-31848

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                        POST EFFECTIVE AMENDMENT NO. 3 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             PEREGRINE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                                     95-3773312
(State or other jurisdiction of     3611 VALLEY CENTRE DRIVE          (IRS Employer
incorporation or organization)       SAN DIEGO, CA 92130          Identification Number)
                                       (858) 481-5000



               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                ----------------
                                ERIC PAUL DELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                             3611 VALLEY CENTRE DRIVE
                               SAN DIEGO, CA 92130
                                 (858) 481-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                                ----------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On March 6, 2000 Peregrine Systems, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-31848), covering 206,304 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On March 21, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.


         The Registration Statement was filed in order to register shares of the Company's Common Stock issued to SupplyAccess in connection with a private placement transaction on February 23, 2000. The selling stockholder resold 155,000 of the 206,304 shares registered under the Registration Statement.


         The Company is deregistering 51,304 shares of its Common Stock registered pursuant to the Registration Statement that were not sold under the Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 3 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of September 2000.


                              PEREGRINE SYSTEMS, INC.

                              By:  /s/ David A. Farley
                                 -------------------------------------------
                                  David A. Farley
                                  SENIOR VICE PRESIDENT, FINANCE AND
                                  ADMINISTRATION AND CHIEF FINANCIAL OFFICER


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



Signature                                       Title                                                Date

/s/ *Stephen P. Gardner                         Chief Executive Officer
----------------------------------------        (Principal Executive Officer) and
      (Stephen P. Gardner)                      Chairman of the Board of Directors                   September 19, 2000

/s/  David A. Farley                            Senior Vice President, Finance and
----------------------------------------        Administration, Chief Financial Officer
      (David A. Farley)                         (Principal Financial Officer) and Director           September 19, 2000

/s/    *James M. Travers
----------------------------------------
       (James M. Travers)                       Vice President and Director                          September 19, 2000

/s/ *John J. Moores
----------------------------------------
      (John J. Moores)                          Director                                             September 19, 2000

/s/ *Christopher A. Cole
----------------------------------------
      (Christopher A. Cole)                     Director                                             September 19, 2000

/s/ *Charles E. Noell, III
----------------------------------------
      (Charles E. Noel, III)                    Director                                             September 19, 2000

/s/     *William D. Savoy
----------------------------------------
        (William D. Savoy)                      Director                                             September 19, 2000

/s/ *Norris Van Den Berg
----------------------------------------
      (Norris Van Den Berg)                     Director                                             September 19, 2000

/s/ *Thomas G. Watrous, Sr.
----------------------------------------
      (Thomas G. Watrous, Sr.)                  Director                                             September 19, 2000

/s/ *Matthew C. Gless                           Vice President Finance and
----------------------------------------        Chief Accounting Officer
      (Matthew C. Gless)                        (Principal Accounting Officer)                       September 19, 2000

*BY: /s/ David A. Farley
----------------------------------------
      (David A. Farley)
       ATTORNEY-IN FACT
